SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 1, 2002

MACATAWA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan (State or other Jurisdiction of incorporation)	000-25927 (Commission File No.)	38-3391345 (IRS Employer Identification No.)

               348 South Waverly Road, Holland, MI 49423
(Address of principal Executive Offices including Zip Code)

Registrant's telephone number, including area code: (616) 820-1444

Item 2. Acquisition or Disposition of Assets.

        Pursuant to an Agreement and Plan of Merger dated as of November 20, 2001 (the “Merger Agreement”), Grand Bank Financial Corporation, a Michigan corporation located in Grand Rapids, Michigan (“Grand”), was merged with and into Macatawa Bank Corporation (“Macatawa”), effective as of 12:01 a.m. on April 1, 2002 (the “Merger”). As a result of the Merger, Macatawa owns Grand Bank and all of the other assets of Grand.

        Pursuant to the Merger Agreement, each share of Grand common stock, no par value per share (“Grand Common Stock”), that was outstanding immediately before the effective time of the Merger was converted into shares of Macatawa common stock, no par value per share (“Macatawa Common Stock”), at the rate of 17.5979 shares of Macatawa Common Stock for each share of Grand Common Stock, subject to payment in cash for fractional shares. Each share of Macatawa Common Stock that was outstanding immediately before the effective time of the Merger remains outstanding after the Merger.

        The total consideration paid by Macatawa to the shareholders of Grand consisted of an aggregate of approximately 2,377,140 shares of Macatawa common stock plus cash in lieu of fractional shares. In addition, Macatawa agreed to assume Grand’s outstanding stock options. The transaction was accounted for as a purchase.

        The consideration paid by Macatawa and the stock exchange ratio of 17.5979 shares of Macatawa Common Stock for each share of Grand Common Stock was determined by the boards of directors of the parties through arms-length negotiations.

        Macatawa will not issue fractional shares of Macatawa Common Stock in the Merger. A Grand shareholder who would otherwise have been entitled to receive a fraction of a share of Macatawa Common Stock in the Merger will receive instead an amount of cash determined by multiplying that fraction by $19.69.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The following financial statements of Grand Bank Financial Corporation are filed as part of this report:

(1) The audited Consolidated Financial Statements of Grand Bank Financial Corporation, including the Notes thereto, and the Independent Auditors' Report dated January 18, 2002, are included in Exhibit 99.1 hereto and incorporated herein.

(b) Pro Forma Financial Information. The following Unaudited Pro Forma Condensed Combined Financial Statements of Macatawa Bank Corporation are filed as part of this Report as Exhibit 99.2 hereto and incorporated herein:

(1) Introduction to Unaudited Pro Forma Condensed Combined Financial Statements.
(2) Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2001.
(3) Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2001.
(4) Notes to Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Income.

(c) Exhibits. The following exhibits are furnished with or incorporated by reference into this Current Report:

Exhibit No.	Document
2.1	Agreement and Plan of Merger between Grand Bank Financial Corporation and Macatawa Bank Corporation, dated as of November 20, 2001, included as Appendix A to the Prospectus and Joint Proxy Statement, filed as part of the Form S-4 Registration Statement of Macatawa Bank Corporation (Registration Statement No. 333-76100) filed with the Securities and Exchange Commission, is incorporated herein by reference.

23.1	Consent of BDO Seidman, LLP.
99.1	Grand Bank Financial Corporation audited Consolidated Financial Statements for the three years ended December 31, 2001.
99.2	Macatawa Bank Corporation unaudited Pro Forma condensed Combined Financial Statements.
99.3	Macatawa Bank Corporation Press Release dated April 1, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACATAWA BANK CORPORATION By /s/ Steven L. Germond Steven L. Germond Chief Financial Officer

Date: April 11, 2002

::ODMA\PCDOCS\GRR\680117\5

EXHIBIT INDEX

Exhbiit 2.1	Agreement and Plan of Merger between Grand Bank Financial Corporation and Macatawa Bank Corporation, dated as of November 20, 2001, included as Appendix A to the Prospectus and Joint Proxy Statement, filed as part of the Form S-4 Registration Statement of Macatawa Bank Corporation (Registration Statement No. 333-76100) filed with the Securities and Exchange Commission, is incorporated herein by reference.

Exhbiit 23.1	Consent of BDO Seidman, LLP.
Exhbiit 99.1	Grand Bank Financial Corporation audited Consolidated Financial Statements for the three years ended December 31, 2001.
Exhbiit 99.2	Macatawa Bank Corporation unaudited Pro Forma Condensed Combined Financial Statements.
Exhbiit 99.3	Macatawa Bank Corporation Press Release dated April 1, 2002.

EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the registration statements on Form S-8 (File No. 333-53593, File No. 333-53595 and File No. 333-94207) of our report dated January 18, 2002, on our audit of the Grand Bank Financial Corporation consolidated financial statements as of December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999, which report is included in this Current Report on Form 8-K.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Grand Rapids, Michigan
April 11, 2002

EXHIBIT 99.1

Independent Auditors’ Report

Board of Directors and Stockholders
Grand Bank Financial Corporation
Grand Rapids, Michigan

We have audited the accompanying consolidated balance sheets of Grand Bank Financial Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2001. These consolidated financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grand Bank Financial Corporation and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Grand Rapids, Michigan
January 18, 2002

GRAND BANK FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS

December 31,                                                                           2001                  2000

Assets
     Cash and due from banks                                                  $  14,348,739        $    6,417,464
     Federal funds sold                                                           2,000,000            20,500,000

         Cash and cash equivalents                                               16,348,739            26,917,464

     Securities available for sale (Note 2)                                       7,778,103             7,369,176
     Securities held to maturity (estimated market value
         of $5,276,183 and $6,564,439 (Note 2)                                    5,076,414             6,461,915
     Other securities (Note 2)                                                      793,900               601,700

         Total securities                                                        13,648,417            14,432,791

     Loans held for sale                                                         10,444,954               148,000

     Portfolio loans (Note 3)                                                   220,690,717           180,849,803
     Allowance for loan losses (Note 4)                                          (2,868,979)           (2,352,971)

         Net portfolio loans                                                    217,821,738           178,496,832

     Premises and equipment, net (Note 5)                                           700,214               527,624
     Partnership interest from defaulted loan                                       377,167               377,167
     Accrued interest receivable                                                    769,204               855,744
     Other assets (Note 9)                                                        3,296,077             2,174,529

                                                                              $ 263,406,510        $  223,930,151

Liabilities and Stockholders' Equity

Liabilities
     Noninterest-bearing deposits                                             $  21,089,475        $   24,184,015
     Savings and NOW accounts                                                   100,315,062           102,831,901
     Time deposits (Note 6)                                                     100,710,997            66,570,816

         Total deposits                                                         222,115,534           193,586,732
     FHLB advances payable (Note 7)                                              15,266,620            10,042,551
     Note payable (Note 8)                                                        4,500,000             2,500,000
     Accrued interest payable                                                     1,091,721               723,200
     Other liabilities (Note 10)                                                  3,397,055             2,212,754

Total Liabilities                                                               246,370,930           209,065,237

Commitments and Contingencies (Notes 5 and 13)

Stockholders' Equity (Note 15)
     Common stock, no par value; 250,000 shares authorized;
         134,959 shares issued and outstanding                                    5,772,837             5,772,837
     Retained earnings                                                           11,232,135             9,071,003
     Accumulated other comprehensive income - unrealized
         gains on securities, net of tax                                             30,608                21,074

Total Stockholders' Equity                                                       17,035,580            14,864,914

                                                                              $ 263,406,510        $  223,930,151

                                                       See accompanying notes to consolidated financial statements.

GRAND BANK FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

Year ended December 31,                                                     2001             2000            1999

Interest Income
     Loans, including fees                                          $ 15,553,132    $  15,241,808   $  11,553,070
     Investment securities                                               834,385        1,044,298       1,055,180
     Federal funds sold                                                  497,447          706,685         261,372

Total interest income                                                 16,884,964       16,992,791      12,869,622

Interest Expense
     Deposits                                                          7,832,419        8,375,004       5,744,188
     Other                                                               913,113          781,854         655,543

Total interest expense                                                 8,745,532        9,156,858       6,399,731

Net interest income                                                    8,139,432        7,835,933       6,469,891

Provision for Loan Losses (Note 4)                                       470,214          489,927         303,574

Net interest income after provision for loan losses                    7,669,218        7,346,006       6,166,317

Other Income
     Trust fees                                                        1,625,707        1,589,133       1,391,980
     Service charges                                                     315,839          255,013         192,602
     Mortgage origination fees                                         1,322,430          514,820         775,060
     Net realized security gains (losses) (Note 2)                        34,798           (4,254)              -
     Other                                                               168,318          127,733          97,264

Total other income                                                     3,467,092        2,482,445       2,456,906

Other Expenses
     Salaries, commissions and benefits (Notes 10 and 17)              4,574,285        3,810,694       3,535,696
     Premises and equipment (Note 5)                                     677,151          667,589         704,881
     Professional fees and outside services                              622,210          676,779         556,661
     Charitable contributions                                            451,174          385,431         351,542
     Merger related expenses (Note 17)                                   592,514                -               -
     Other                                                               750,626          819,083         715,807

Total other expenses                                                   7,667,960        6,359,576       5,864,587

Income before federal income taxes                                     3,468,350        3,468,875       2,758,636

Federal Income Taxes (Note 9)                                          1,037,300        1,217,500         982,000

Net Income                                                          $  2,431,050    $   2,251,375   $   1,776,636

Earnings Per Share (Note 12)
     Basic                                                          $      18.01    $       16.68   $       13.16
     Diluted                                                               17.59            16.35           12.95

                                                       See accompanying notes to consolidated financial statements.

GRAND BANK FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                       Accumulated
                                                                                             other
                                                             Common       Retained   comprehensive
                                                              stock       earnings          income          Total

Balance, January 1, 1999                                $ 5,765,437   $  5,566,633       $ (19,531)   $11,312,539

Comprehensive income:
    Net income                                                    -      1,776,636               -      1,776,636
    Other comprehensive income - net unrealized
        holding losses arising during the period
        ($175,491, net of tax of $59,667)                         -              -        (115,824)      (115,824)

Total comprehensive income                                                                              1,660,812

Dividends ($1.88 per share)                                       -       (253,723)              -       (253,723)

Stock issued upon exercise of stock options (Note 11)         7,400              -               -          7,400

Balance, December 31, 1999                                5,772,837      7,089,546        (135,355)    12,727,028

Comprehensive income:
    Net income                                                    -      2,251,375               -      2,251,375
    Other comprehensive income - net unrealized
        holding gains arising during the period
        ($232,759, net of tax of $79,138)                         -              -         153,621        153,621
    Plus reclassification adjustment for net losses
        included in net income ($4,254, net of tax
        of $1,446)                                                -              -           2,808          2,808

Total comprehensive income                                                                              2,407,804

Dividends ($2.00 per share)                                       -       (269,918)              -       (269,918)

Balance, December 31, 2000                                5,772,837      9,071,003          21,074     14,864,914

Comprehensive income:
    Net income                                                    -      2,431,050               -      2,431,050
    Other comprehensive income - net unrealized
        holding gains arising during the period
        ($49,244, net of tax of $16,743)                          -              -          32,501         32,501
    Less reclassification adjustment for net gains
        included in net income ($34,798, net of tax
        of $11,831)                                               -              -         (22,967)       (22,967)

Total comprehensive income                                                                              2,440,584

Dividends ($2.00 per share)                                       -       (269,918)              -       (269,918)

Balance, December 31, 2001                              $ 5,772,837   $ 11,232,135       $  30,608    $17,035,580

                                                       See accompanying notes to consolidated financial statements.

GRAND BANK FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31,                                                    2001             2000             1999

Cash Flows From Operating Activities
     Net income                                                   $   2,431,050    $   2,251,375    $   1,776,636
     Adjustments to reconcile net income to net cash
         from (for) operating activities:
         Depreciation                                                   267,729          281,728          328,376
         Provision for loan losses                                      470,214          489,927          303,574
         Deferred federal income taxes                                 (498,000)        (338,000)        (222,000)
         Net amortization (accretion) on securities                      (9,590)         (40,975)         125,099
         Net realized security (gains) losses                           (34,798)           4,254                -
         Proceeds from sales of mortgage loans                       72,906,657       38,906,600        1,364,500
         Mortgage loans originated for sale                         (83,203,611)     (38,186,600)      (2,151,500)
         Loss on disposed assets                                              -                -            5,983
         Changes in operating assets and liabilities:
              Accrued interest receivable and other assets             (557,688)        (627,946)        (224,208)
              Accrued interest payable and other liabilities          1,568,590          861,903          459,230

Net cash from (for) operating activities                             (6,659,447)       3,602,266        1,765,690

Cash Flows From Investing Activities
     Purchases of securities available for sale                      (5,360,886)      (7,058,933)      (7,128,554)
     Proceeds from sales of securities available for sale               981,786        2,958,047                -
     Proceeds from calls, maturities and paydowns of
         securities available for sale                                3,982,691        2,512,913        8,135,806
     Purchases of securities held to maturity                                 -       (1,934,446)               -
     Proceeds from calls, maturities and paydowns of
         securities held to maturity                                  1,431,817        1,197,163        1,796,010
     Purchase of other securities                                      (192,200)               -                -
     Net increase in portfolio loans                                (39,795,120)     (31,438,289)     (26,153,472)
     Capital expenditures                                              (440,319)         (69,221)        (177,285)

Net cash for investing activities                                   (39,392,231)     (33,832,766)     (23,527,495)

Cash Flows From Financing Activities
     Net increase in deposits                                        28,528,802       41,520,512       27,647,313
     Net decrease in federal funds purchased                                  -                -       (1,700,000)
     Proceeds from FHLB advances                                     10,500,000                -        2,000,000
     Repayment of FHLB advances                                      (5,275,931)        (255,463)        (178,178)
     Proceeds from note payable                                       2,000,000        1,000,000                -
     Payment of dividends                                              (269,918)        (269,918)        (253,723)
     Proceeds from issuance of common stock                                   -                -            7,400

Net cash from financing activities                                   35,482,953       41,995,131       27,522,812

Net Change in Cash and Cash Equivalents                             (10,568,725)      11,764,631        5,761,007

Cash and Cash Equivalents, beginning of year                         26,917,464       15,152,833        9,391,826

Cash and Cash Equivalents, end of year                            $  16,348,739    $  26,917,464    $  15,152,833

Cash Paid During the Year
     Interest                                                     $   8,377,011    $   8,886,482    $   6,237,085
     Income taxes                                                     1,699,000        1,472,000        1,140,000

                                                       See accompanying notes to consolidated financial statements.

GRAND BANK FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The consolidated financial statements include the accounts of Grand Bank Financial Corporation (Corporation), its wholly-owned subsidiaries, Grand Bank (Bank) and Grand Financial Associates, Inc. (an inactive corporation), and the Bank’s wholly-owned subsidiary, Grand Bank Mortgage Company, after elimination of significant intercompany transactions and accounts.

The accounting and reporting policies and practices of the Corporation and its wholly-owned subsidiaries conform with generally accepted accounting principles and prevailing practices within the banking industry.

Nature of Operations: The Corporation provides a broad range of banking and trust services. The Bank operates predominately in Western Michigan as a commercial bank. The Bank’s primary services include accepting deposits, making commercial, mortgage and consumer loans, engaging in mortgage banking activities, and providing trust services.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the consolidated financial statements and the disclosures provided. Actual results could differ from those estimates.

Cash and Cash Equivalents: Cash and cash equivalents consist of cash on hand, amounts due from banks, federal funds sold and money market funds. The Corporation is required by the Federal Reserve to maintain a minimum cash balance of $300,000 at December 31, 2001.

Investment Securities: Securities classified as “held to maturity” are carried at amortized cost when management has the positive intent and the ability to hold them to maturity. Securities classified as “available for sale” are reported at their fair value and the related unrealized gain or loss is included in accumulated other comprehensive income, net of tax, until realized. Such securities might be sold prior to maturity due to changes in interest rates, prepayment risks, yield, availability of alternative investments, liquidity needs or other factors. Other securities consist of Federal Home Loan Bank stock.

Premiums and discounts on securities are recognized in interest income using the level yield method over the period to maturity. Gains and losses on the sale of securities available for sale are determined using the specific identification method.

Loans and Interest and Fees on Loans: Portfolio loans are stated at their principal amount outstanding, net of deferred loan fees and costs and an allowance for loan losses. Interest on loans is accrued on the interest method and includes the amortization of net deferred fees and costs over the term of the loan. The accrual of interest is discontinued if the collectibility of principal or interest is considered doubtful or whenever payment of principal or interest is 90 days or more past due, unless the loan is both well secured and in the process of collection. For impaired loans that are on nonaccrual status, cash payments received are generally applied to reduce the outstanding principal balance. However, all or a portion of a cash payment received on a nonaccrual loan may be recognized as interest income to the extent allowed by the loan contract, assuming management expects to fully collect the remaining principal balance of the loan.

Allowance for Loan Losses: Because some loans may not be repaid in full, an allowance for loan losses is recorded. Increases to the allowance are recorded by a provision for loan losses charged to expense. Estimating the risk of the loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover losses that are currently anticipated based on past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, the entire allowance is available for any loan charge-offs that occur. A loan is charged against the allowance by management as a loss when deemed uncollectible, although collection efforts may continue and future recoveries may occur.

GRAND BANK FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Loan impairment is reported when full payment under the loan terms is not expected. Smaller-balance homogenous loans, including residential first mortgage loans secured by one-to-four family residences, residential construction loans, automobile, home equity and second mortgage loans are collectively evaluated for impairment. Commercial loans and first mortgage loans secured by other properties are evaluated individually for impairment. The allowance for loan losses related to loans identified as impaired is principally based on the excess of the loan’s current outstanding principal balance over the estimated fair market value of the related collateral. For impaired loans that are not collateral dependent, the allowance for loan losses is recorded at the amount by which the outstanding recorded principal balance exceeds the current best estimate of the future cash flows on the loan, discounted at the loan’s effective interest rate.

Sale of Mortgage Loans: Certain mortgage loans are originated for sale to the secondary market. All such loans are sold with servicing released. Mortgage loans held for sale are valued at the lower of cost or market, calculated on the aggregate loan balance.

Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using both straight-line and accelerated methods over the estimated useful lives of the respective assets. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur and major improvements are capitalized.

Other Real Estate and Partnership Interest From Defaulted Loans: Other real estate consists of properties acquired through loan foreclosure. Both other real estate and the partnership interest from defaulted loans are carried at the lower of cost or fair value less estimated costs of disposal. Any reduction to cost at the time of acquisition from a related loan is accounted for as a charge to the allowance for loan losses. Any subsequent reduction in cost or fair value is charged to loss on other real estate or the partnership interest in the period incurred, while improvements made to the asset during the holding period are capitalized.

Mortgage Origination Fees: A fee is received for originating loans for other financial entities and is recognized in income when the services are performed.

Stock-Based Compensation: Expense for employee compensation under stock option plans is based on Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, and related interpretations, with expense reported only if options are granted below market price at grant date. To date, none have been issued below market price.

Advertising Costs: All advertising costs, amounting to $114,101, $127,710, and $71,825 in 2001, 2000 and 1999, respectively, are expensed in the period in which they are incurred.

Income Taxes: Income tax expense is the sum of the current year income tax due and the change in the deferred income tax assets and liabilities. Deferred income tax assets and liabilities are computed based on temporary differences between the financial statement and tax bases of assets and liabilities, computed using enacted rates. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

GRAND BANK FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Values of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 14. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Earnings Per Share: Basic earnings per share is based on the weighted average number of shares of common stock outstanding during each period. Dilutive earnings per share is based on the weighted average number of shares outstanding plus the number of additional common shares that would have been outstanding if the dilutive shares, under the Corporation’s stock option program, had been issued.

Comprehensive Income: Total comprehensive income is reported in the consolidated statements of changes in stockholders’ equity and includes net income and unrealized security holding gains and losses, net of income taxes.

NOTE 2 - INVESTMENT SECURITIES

The amortized cost and estimated market value of securities available for sale are as follows:

                                                                             Gross          Gross       Estimated
                                                           Amortized    unrealized     unrealized          market
December 31, 2001                                               cost         gains         losses           value

U.S. treasury securities                                $    999,466      $ 23,936     $        -    $  1,023,402
Mortgage-backed securities                                 6,732,261        47,739        (25,299)      6,754,701

                                                        $  7,731,727      $ 71,675     $  (25,299)   $  7,778,103

                                                                             Gross          Gross       Estimated
                                                           Amortized    unrealized     unrealized          market
December 31, 2000                                               cost         gains         losses           value

U.S. treasury securities                                $  3,015,463      $ 11,507     $        -    $  3,026,970
Mortgage-backed securities                                 4,321,783        20,423              -       4,342,206

                                                        $  7,337,246      $ 31,930     $        -    $  7,369,176

GRAND BANK FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The amortized cost and estimated market value of securities held to maturity are as follows:

                                                                              Gross        Gross       Estimated
                                                            Amortized    unrealized   unrealized          market
December 31, 2001                                                cost         gains       losses           value

Obligations of states and political subdivisions         $  1,938,647    $  103,054     $      -    $  2,041,701
Mortgage-backed securities                                  3,137,767        96,715            -       3,234,482

                                                         $  5,076,414    $  199,769     $      -    $  5,276,183

                                                                              Gross         Gross      Estimated
                                                            Amortized    unrealized    unrealized         market
December 31, 2000                                                cost         gains        losses          value

Obligations of states and political subdivisions         $  1,936,492    $  118,622     $       -   $  2,055,114
Mortgage-backed securities                                  4,525,423             -        16,098      4,509,325

                                                         $  6,461,915    $  118,622     $  16,098   $  6,564,439

Contractual maturities of debt securities at December 31, 2001 are presented below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                         Available for Sale               Held to Maturity

                                                                       Estimated                       Estimated
                                                       Amortized          market       Amortized          market
December 31, 2001                                           cost           value            cost           value

Due within one year                                 $    999,466    $  1,023,402    $          -    $          -
Due after ten years                                            -               -       1,938,647       2,041,701
Mortgage-backed securities                             6,732,261       6,754,701       3,137,767       3,234,482

                                                    $  7,731,727    $  7,778,103    $  5,076,414    $  5,276,183

Securities not due at a single maturity date (i.e., mortgage-backed securities), are shown separately.

Other securities consist of restricted Federal Home Loan Bank stock of $793,900 and $601,700 at December 31, 2001 and 2000, respectively.

Proceeds from sales of securities available for sale during 2001 and 2000 were $981,786 and $2,958,047, respectively. Gross gains of $34,798 were realized on these sales in 2001 and gross losses of $4,254 were realized in 2000. There were no sales in 1999.

Securities with a book value of $12,854,516 and $4,672,378 at December 31, 2001 and 2000, respectively, were pledged for various purposes as required or permitted by law.

GRAND BANK FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - PORTFOLIO LOANS

Portfolio loans were as follows:

December 31,                                                                 2001                   2000

Commercial                                                         $  133,127,804        $   111,091,523
Real estate                                                            75,136,078             53,587,984
Consumer                                                               12,426,835             16,170,296

                                                                   $  220,690,717        $   180,849,803

Related parties include certain principal stockholders, directors and executive officers, and their related affiliates. Loans to such related parties were $4,792,395 and $4,380,950 at December 31, 2001 and 2000, respectively.

NOTE 4 - PROVISION FOR LOAN LOSSES

Activity in the allowance for loan losses was as follows:

December 31,                                                        2001            2000            1999

Balance, beginning of year                                  $  2,352,971    $  1,954,827    $  1,648,201
     Provision charged to operations                             470,214         489,927         303,574
     Loans charged off                                           (19,784)       (104,618)              -
     Recoveries                                                   65,578          12,835           3,052

Balance, end of year                                        $  2,868,979    $  2,352,971    $  1,954,827

Impaired loans, as defined by SFAS No. 114, were immaterial during the years ended December 31, 2001, 2000 and 1999.

NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment were as follows:

December 31,                                                                    2001                2000

Furniture and equipment                                                 $  1,874,149        $  1,539,471
Leasehold improvements                                                       540,124             475,569

                                                                           2,414,273           2,015,040
Less accumulated depreciation                                              1,714,059           1,487,416

                                                                        $    700,214        $    527,624

GRAND BANK FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Corporation has entered into three operating leases for property to be used as a main office. Two leases have an initial term of ten years from January 1, 1994, with two five-year renewal options. The annual lease payments are subject to an annual adjustment equal to 60% of any increase in the consumer price index (CPI). The Corporation has no obligation for any operating expenses, taxes or insurance. The lessor of a portion of the leased properties is a corporation owned by a stockholder of the Corporation. The third lease commenced February 1, 1998, with an initial term of five years with one five-year renewal option. The payments for this lease are to be adjusted annually to the CPI in an amount not to exceed 6%. The Corporation has an obligation for operating expenses, taxes and insurance under this lease. On July 1, 2000 and on January 1, 2002, the third lease was amended to include additional space at the same premise. Other than an increased lease payment, the terms of the original lease apply to the amendments.

The future minimum rental commitments for these noncancelable leases as of December 31, 2001 are as follows:

Year ending December 31,

2002                                                                                      $  307,462
2003                                                                                         165,762

                                                                                          $  473,224

Total lease expense was $284,392 ($153,149 related party), $271,044 ($149,740 related party) and $243,265 ($147,373 related party) for 2001, 2000 and 1999, respectively.

NOTE 6 - DEPOSITS

Time deposits issued in denominations of $100,000 or more were $74,510,558 and $41,295,305 at December 31, 2001 and 2000, respectively.

At December 31, 2001, the scheduled maturities of time deposits were as follows:

Year ending December 31,

2002                                                                                 $    10,927,864
2003                                                                                      35,729,699
2004                                                                                      19,072,235
2005                                                                                         977,489
2006 and thereafter                                                                       34,003,710

                                                                                     $   100,710,997

Related party deposits totaled $11,096,095 and $13,051,393 at December 31, 2001 and 2000, respectively.

GRAND BANK FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - FEDERAL HOME LOAN BANK ADVANCES

Federal Home Loan Bank (FHLB) advances were as follows:

December 31,                                                                2001                 2000

Fixed rate advances:
     5.24%, due May 2001                                          $            -       $    2,500,000
     5.75%, due August 2001                                                    -              500,000
     5.01%, due March 2002                                             1,000,000                    -
     4.82%, due March 2002                                             1,000,000                    -
     5.39%, due November 2002                                          2,000,000            2,000,000
     4.95%, due April 2003                                             1,000,000                    -
     6.95%, due July 2003                                                545,477              629,096
     5.33%, due April 2004                                             2,000,000                    -
     5.28%, due May 2004                                               1,000,000                    -
     5.33%, due June 2004                                              2,000,000                    -
     5.52%, due July 2005                                              2,500,000                    -
     5.98%, due February 2008                                            925,968            1,023,992
     5.50%, due October 2008                                             525,784              552,332
     5.60%, due January 2009                                             769,391              837,131

Single-maturity adjustable rate advance (reprices quarterly):
     6.79%, due May 2001                                                       -            2,000,000

                                                                  $   15,266,620       $   10,042,551

At December 31, 2001, scheduled principal reductions on FHLB advances were as follows:

Year ending December 31,

2002                                                                                   $    4,298,049
2003                                                                                        1,676,936
2004                                                                                        5,239,497
2005                                                                                        2,757,669
2006                                                                                          277,224
Thereafter                                                                                  1,017,245

                                                                                       $   15,266,620

The advances are collateralized by mortgage loans and certain securities with outstanding balances not less than 145% of advances outstanding. The Corporation had $26,721,588 and $18,062,554 of collateral pledged to the FHLB as of December 31, 2001 and 2000, respectively.

The advances are subject to a prepayment penalty based on the greater of .25% of the principal amount prepaid or the present value of the lost cash flow to the FHLB.

GRAND BANK FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - NOTE PAYABLE

The Corporation has entered into a revolving credit agreement with a bank which provides for unsecured borrowings of up to $5,000,000 through April 30, 2002. The outstanding balance on April 29, 2002 can, at the Corporation’s option, be paid or converted to a term loan payable in 11 quarterly installments (based on a 10-year payment amortization) through April 30, 2004, at which time the remaining balance is due. Interest is based on three different pricing options: a negotiated rate, a eurodollar rate (LIBOR plus a factor) and a floating rate (greater of the prime rate or the federal funds rate plus .5%). As of December 31, 2001, available borrowings amounted to $500,000. The weighted average interest rate on outstanding borrowings of $4,500,000 was 3.75%. Restrictive covenants apply to, among other things, tangible net worth, return on average assets, indebtedness to tangible net worth and the percentage of nonperforming loans to average assets.

NOTE 9 - FEDERAL INCOME TAXES

Federal income tax expense consists of:

Year ended December 31,                                          2001            2000            1999

Current                                                  $  1,535,300    $  1,555,500    $  1,204,000
Deferred                                                     (498,000)       (338,000)       (222,000)

                                                         $  1,037,300    $  1,217,500    $    982,000

The tax effects of temporary differences that give rise to the net deferred income tax asset, included in other assets, are as follows:

December 31,                                                                 2001                2000

Deferred income tax assets:
     Allowance for loan losses                                       $    861,065       $     701,192
     Deferred compensation                                                655,012             412,680
     Deferred loan fees                                                    22,245              15,556
     Accrued expenses                                                      78,200                   -
     Other                                                                 20,938              16,765

Total deferred income tax assets                                        1,637,460           1,146,193

Deferred income tax liabilities:
     Accumulated depreciation                                              (5,460)            (12,193)
     Securities valuation                                                 (15,768)            (10,856)

Total deferred income tax liabilities                                     (21,228)            (23,049)

Net Deferred Income Tax Asset                                        $  1,616,232       $   1,123,144

GRAND BANK FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Federal income tax expense differed from expense at statutory rates primarily due to various miscellaneous nondeductible expenses and adjustments having a tax effect of $(108,900), $67,300 and $44,000 in 2001, 2000 and 1999, respectively, and tax-exempt interest income having a tax effect of $33,000 and $29,200 in 2001 and 2000, respectively.

NOTE 10 - EMPLOYEE BENEFIT PLANS

Defined Benefit Plan

The Corporation has a defined benefit pension plan covering substantially all of its employees under which the Corporation will pay the entire cost of providing eligible employees with a monthly retirement benefit. The Corporation’s policy is to annually fund the amount recommended by the plan’s actuary.

Financial information regarding the plan is as follows:

Year ended December 31,                                                     2001            2000             1999

Benefit obligation at year-end                                     $  (1,443,482)   $ (1,098,168)   $  (1,081,847)
Fair value of plan assets at year-end                                  1,147,069       1,095,509          967,947

Funded status                                                      $    (296,413)   $     (2,659)   $    (113,900)

Accrued pension cost recognized in the consolidated  balance                                        $
sheets                                                             $    (151,396)   $    (83,955)         (74,846)

Benefit cost                                                       $     151,951    $    116,321    $     136,711
Employer contributions                                                    84,510         107,212           89,991
Benefits paid                                                                  -           7,745            2,115

Weighted average actuarial assumptions as of year-end:
     Discount rate                                                          7.0%            7.5%             7.0%
     Expected return on plan assets                                         8.0%            8.0%             8.0%
     Rate of compensation increase                                          4.0%            4.0%             4.0%

Defined Contribution Plan

The Corporation also sponsors a defined contribution 401(k) plan for the benefit of substantially all employees. Under the plan, employees may make voluntary contributions based on a percentage of their compensation, limited to 15%. Matching contributions are made in an amount equal to 25% of the first 8% of the employee’s contributed compensation. Matching contributions totaled $49,438, $43,160 and $43,703 during 2001, 2000 and 1999, respectively.

Phantom Stock Plan

The purpose of the Grand Bank Phantom Stock Plan is to provide key employees with the opportunity to receive deferred bonuses based upon the growth and success of the Bank. Eligible participants are determined by the Board of Directors, based on the recommendation of the Bank’s Human Resources Committee. Under the plan, Phantom Stock Units may be awarded to participants, at the discretion of the Board of Directors, as of January 1 of any year. Phantom Stock Units do not grant participants any voting rights or other rights as a stockholder of the Bank or the Corporation.

GRAND BANK FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Participants are eligible for benefits, payable in a lump sum amount, upon the occurrence of a “Distributable Event.” A Distributable Event occurs if the participant (a) is employed on the third anniversary of the award date, (b) dies or is disabled while employed by the Bank, (c) terminates employment after reaching normal or early retirement age under the Bank’s defined benefit pension plan or (d) is employed by the Bank at the time of the sale of the Corporation. The value of the Phantom Stock Units is equal to the excess of the fair market value of the Corporation’s common stock, as of the most recent valuation before the Distributable Event, over the fair market value of the common stock as of the award date.

There were 7,500, 5,000 and 2,500 Phantom Stock Units awarded effective January 1, 2001, 2000 and 1999, respectively. Expense of $187,500, $150,000 and $50,000 was recorded during 2001, 2000 and 1999, respectively, based on the increase in the fair market value of the Corporation’s common stock and the issuance of additional Phantom Stock Units. As discussed in Note 17, an additional expense of $291,666 was recorded at December 31, 2001 associated with the estimated increase in the fair value of the Corporation’s common stock at December 31, 2001 resulting from the Macatawa Bank Corporation merger announcement. This additional expense is included in “Merger related expenses” in the accompanying 2001 consolidated statement of income.

NOTE 11 - STOCK OPTION PLAN

The Corporation’s 1997 and 1988 stock option plans grant corporate officers and other key employees options to purchase shares of common stock. The plans provide for stock options to be granted at exercise prices that approximate the fair value of the stock at the respective dates of grant. Some options become vested and may be exercised 20% per year from the date of grant and begin to expire ten years subsequent to the date of grant. Certain other options are immediately exercisable.

A summary of stock option plan activity is as follows:

                                                      2001                    2000                    1999

                                                           Weighted               Weighted               Weighted
                                                            average                average                average
                                                           exercise               exercise               exercise
Year ended December 31,                         Shares        price      Shares      price     Shares       price

Options outstanding at beginning of year         4,831     $  79.20       4,831    $  79.20     3,951   $   61.11
Granted                                              -            -           -           -     1,000      150.00
Exercised                                            -            -           -           -      (100)     (74.00)
Terminated                                          (6)      (72.00)          -           -       (20)     (72.00)

Options outstanding at end of year               4,825     $  79.21       4,831    $  79.20     4,831   $   79.20

Options exercisable at end of year               4,640     $  79.50       4,459    $  79.80     4,273   $   80.14

Options available for grant at end of
year                                            12,075            -      12,069           -    12,069           -

Price per share of options outstanding           $49.50 - $150.00         $49.50 - $150.00      $49.50 - $150.00

GRAND BANK FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net income and earnings per share would not be materially different if the Corporation accounted for its employee stock options under the fair value method as provided for under SFAS No. 123, Accounting for Stock-Based Compensation.

NOTE 12 - EARNINGS PER SHARE

The computations of basic and diluted earnings per share were as follows:

Year ended December 31,                                          2001            2000            1999

Numerator - net income for the year                      $  2,431,050    $  2,251,375    $  1,776,636

Denominator:
     Weighted average number of shares outstanding
         (denominator for basic earnings per share)           134,959         134,959         134,952
     Effect of dilutive stock options                           3,265           2,705           2,280

Denominator for diluted earnings per share                    138,224         137,664         137,232

Basic earnings per share                                 $      18.01    $      16.68    $      13.16

Diluted earnings per share                               $      17.59    $      16.35    $      12.95

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Some financial instruments with off-balance sheet risk are used in the normal course of business to meet the financing needs of customers. These financial instruments consist of commitments to make loans and fund lines and letters of credit. The exposure to credit loss in the event of nonperformance by the other party to these financial instruments is represented by the contractual amount of these instruments. The same credit policies are used to make such commitments as are used for loans. Collateral (e.g., cash deposits, securities, receivables, inventory, equipment) is obtained based on management’s credit assessment of the customer.

Financial instruments with off-balance sheet risk are as follows:

December 31,                                                                2001                 2000

Commitments to make loans                                         $   16,095,166       $   14,536,147
Unused lines of credit                                                93,045,012           91,244,700
Standby letters of credit                                              3,222,143            1,271,752

Since certain commitments to make loans and fund lines and letters of credit expire without being used, the amount does not necessarily represent future cash commitments. Commitment periods are generally for 90 days.

Certain legal actions arise in the ordinary course of business. In the opinion of management, after consultation of legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the Corporation’s consolidated financial condition or results of operations.

GRAND BANK FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate fair values of financial instruments for which it is practicable to estimate fair value. The carrying amount is considered to approximate fair value for cash and cash equivalents and accrued interest receivable and payable. Fair values for securities are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments. The fair value of fixed and variable rate loans and deposits is principally estimated by discounting future cash flows using the current rates at which similar instruments would be made with similar maturities. The fair value of FHLB advances and notes payable is determined by discounting cash flows using rates currently offered for advances of similar remaining maturities. The fair values of commitments to extend credit and standby letters of credit were immaterial for this presentation.

The estimated fair values of financial instruments were as follows:

                                                         2001                                  2000

                                                  Carrying              Fair          Carrying               Fair
December 31,                                         value             value             value              value

Financial assets:
     Cash and cash equivalents             $    16,348,739   $    16,348,739    $   26,917,464    $    26,917,464
     Securities available for sale               7,778,103         7,778,103         7,369,176          7,369,176
     Securities held to maturity                 5,076,414         5,276,183         6,461,915          6,564,439
     Other securities                              793,900           793,900           601,700            601,700
     Loans held for sale                        10,444,954        10,444,954           148,000            148,000
     Portfolio loans, net                      217,821,738       220,457,000       178,496,832        179,310,000
     Accrued interest receivable                   769,204           769,204           855,744            855,744

Financial liabilities:
     Deposits                                  222,115,534       224,231,000       193,586,732        187,292,000
     FHLB advances payable                      15,266,620        15,927,000        10,042,551          9,958,000
     Notes payable                               4,500,000         4,500,000         2,500,000          2,500,000
     Accrued interest payable                    1,091,721         1,091,721           723,200            723,200

NOTE 15 - REGULATORY MATTERS

The Corporation and the Bank individually are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the financial statements of the Corporation as a whole. Under the capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

GRAND BANK FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2001, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2001 and 2000, the most recent notifications from the Federal Deposit Insurance Corporation categorized the Bank as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. As of December 31, 2001, there are no conditions or events since the most recent notification that management believes have changed the category under which the Bank would be classified.

The Corporation's and Bank's capital amounts and ratios are presented in the tables below.

                                                                                            To be well capitalized
                                                                     Minimum for capital    under prompt corrective
                                                     Actual           adequacy purposes        action provisions

December 31, 2001                                  Amount    Ratio       Amount     Ratio        Amount      Ratio

Total Capital (to Risk Weighted Assets)
    Grand Bank Financial Corporation         $ 19,873,951     8.4%  $18,865,651      8.0%   $       N/A        N/A
    Grand Bank                                 24,555,418    10.4%   18,862,886      8.0%    23,580,184      10.0%

Tier 1 Capital (to Risk Weighted Assets)
    Grand Bank Financial Corporation         $ 17,004,972     7.2%  $ 9,432,825      4.0%   $       N/A        N/A
    Grand Bank                                 17,186,439     7.3%    9,431,443      4.0%    14,148,111       6.0%

Tier 1 Capital (to Average Assets)
    Grand Bank Financial Corporation         $ 17,004,972     6.6%  $10,304,080      4.0%   $       N/A        N/A
    Grand Bank                                 17,186,439     6.7%   10,304,080      4.0%    12,880,100       5.0%

                                                                                            To be well capitalized
                                                                     Minimum for capital    under prompt corrective
                                                     Actual           adequacy purposes        action provisions

December 31, 2000                                  Amount     Ratio      Amount     Ratio        Amount      Ratio

Total Capital (to Risk Weighted Assets)
    Grand Bank Financial Corporation         $ 17,196,812      9.1% $15,197,012      8.0%   $       N/A        N/A
    Grand Bank                                 19,677,512     10.4%  15,196,739      8.0%    18,995,924      10.0%

Tier 1 Capital (to Risk Weighted Assets)
    Grand Bank Financial Corporation         $ 14,843,841      7.8% $ 7,598,506      4.0%   $       N/A        N/A
    Grand Bank                                 14,824,541      7.8%   7,598,370      4.0%    11,397,554       6.0%

Tier 1 Capital (to Average Assets)
    Grand Bank Financial Corporation         $ 14,843,841      6.8% $ 8,741,400      4.0%   $       N/A        N/A
    Grand Bank                                 14,824,541      6.8%   8,741,400      4.0%    10,926,750       5.0%

GRAND BANK FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - REGULATORY RESTRICTIONS

State banking laws and regulations place certain restrictions on loans and advances and dividends from the Bank to the Corporation. In 2002, subject to meeting its minimum regulatory capital requirements as discussed in Note 15, the Bank may contribute to the Corporation (in addition to 2002 net income) approximately $1,186,000 in dividends without approval from regulatory agencies.

NOTE 17 – PENDING MERGER

On November 20, 2001, the Corporation entered into a definitive agreement with Macatawa Bank Corporation (Macatawa) whereby Macatawa will acquire the Corporation. Shareholders will receive 17.5979 shares of Macatawa common stock for each share of common stock of the Corporation owned. The merger, which is pending shareholder approval, is expected to be completed in the second quarter of 2002.

Through December 31, 2001, the Corporation incurred and expensed $592,514 of merger related expenses. Of this amount, $300,848 represented professional fees and $291,666 represented an accrual of phantom stock plan expense (see Note 10) associated with the estimated increase in the fair value of the Corporation’s common stock at December 31, 2001 resulting from the merger announcement.

EXHIBIT 99.2

Unaudited Pro Forma Condensed Combined Financial Statements

        The following unaudited pro forma condensed combined balance sheet as of December 31, 2001, and the unaudtied pro forma condensed combined statement of income for the year ended December 31, 2001, give effect to the Merger. This pro forma financial information is based on the historical consolidated financial statements of Macatawa and Grand and their subsidiaries under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet assumes the Merger was consummated on December 31, 2001. The unaudited pro forma condensed combined statement of income give effect to the Merger as if the Merger occurred at the beginning of 2001. Pro forma per share amounts are based on the Exchange Ratio of 17.5979 shares of Macatawa common stock for each share of Grand common stock.

        The unaudited pro forma condensed combined financial statements do not reflect restructuring and other Merger related expenses expected to be incurred by Macatawa and Grand, or the anticipated cost savings. As a result, the pro forma combined financial condition and results of operations of Macatawa as of and after the Effective Time of the Merger may not be indicative of the results that actually would have occurred if the Merger had been in effect during the periods presented or of the results that may be attained in the future.

1

Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2001
(Dollars in Thousands)

                                                     Macatawa           Grand           Pro Forma       Pro Forma
                                                    Historical        Historical       Adjustments      Combined
                                                 ----------------- ------------------ -------------- ---------------

Assets
   Cash and due from banks                       $      29,680     $      14,349      $         -    $    44,029
   Federal funds sold                                    4,000             2,000                -          6,000
   Short-term investments                                  518                 -                -            518
                                                 --------------    --------------     ------------   ------------
                                                        34,198            16,349                -         50,547

   Securities available for sale                        63,606             7,778                -         71,384
   Securities held to maturity                             710             5,076              200          5,986
   Federal Home Loan Bank stock                          3,782               794                -          4,576

   Loans held for sale                                   4,571            10,445                -         15,016

   Loans                                               545,693           220,691            2,636        769,020
   Allowance for loan losses                            (7,699)           (2,869)               -        (10,568)

   Premises and equipment - net                         14,850               700                -         15,550
   Accrued interest receivable                           3,247               769                -          4,016
   Goodwill                                                  -                 -           21,683         21,683
   Core deposit intangibles                                  -                 -            3,660          3,660
   Other assets                                          7,245             3,674           (1,070)         9,849
                                                 --------------    --------------     ------------   ------------

     Total Assets                                $     670,203     $     263,407      $    27,109    $   960,719
                                                 ==============    ==============     ============   ============

Liabilities and shareholders' equity

   Deposits
     Noninterest-bearing                         $      60,829     $      21,089      $         -    $    81,918
     Interest-bearing                                  465,363           201,026            2,115        668,504
                                                 --------------    --------------     ------------   ------------
                                                       526,192           222,115            2,115        750,422

   Federal Home Loan Bank advances                      75,638            15,267              660         91,565
   Note payable                                              -             4,500                -          4,500

   Accrued expenses and other liabilities                1,871             4,489              574          6,934
                                                 --------------    --------------     ------------   ------------

     Total liabilities                                 603,701           246,371            3,349        853,421

   Shareholders' equity
      Common stock                                      62,334             5,773           35,023        103,130
      Retained earnings                                  3,180            11,232          (11,232)         3,180
      Accumulated other comprehensive income               988                31              (31)           988
                                                 --------------    --------------     ------------   ------------

     Total shareholders' equity                         66,502            17,036           23,760        107,298
                                                 --------------    --------------     ------------   ------------

        Total liabilities and shareholders'
        equity                                   $     670,203     $     263,407      $    27,109    $   960,719
                                                 ==============    ==============     ============   ============

        See notes to unaudited pro forma condensed combined financial statements.

2

Unaudited Pro Forma Condensed Combined Statement of Income
Year Ended December 31, 2001
(Dollars in Thousands, Except Per Share Amounts)

                                                     Macatawa           Grand           Pro Forma       Pro Forma
                                                    Historical        Historical       Adjustments      Combined
                                                 ----------------- ------------------ -------------- ---------------

Interest income
   Loans, including fees                         $      38,903     $      15,553      $      (377)   $    54,079
   Securities                                            3,782             1,332              (67)         5,047
                                                 --------------    --------------     ------------   ------------
     Total interest income                              42,685             16885             (444)        59,126

Interest expense
   Deposits                                             17,009             7,833             (705)        24,137
   Other                                                 3,918               913             (220)         4,611
                                                 --------------    --------------     ------------   ------------
     Total interest expense                             20,927             8,746             (925)        28,748
                                                 --------------    --------------     ------------   ------------

     Net interest income                                21,758             8,139              481         30,378

   Provision for loan losses                             2,285               470                -          2,755
                                                 --------------    --------------     ------------   ------------
   Net interest income after provision for
     loan losses                                        19,473             7,669                -         27,623

Noninterest income
   Service charges on deposit accounts                   1,912               316                -          2,228
   Gain on sale of loans                                 1,071                 -                -          1,071
   Mortgage origination fees                                 -             1,322                -          1,322
   Trust fees                                              659             1,626                -          2,285
   Other                                                    41               203                -            244
                                                 --------------    --------------     ------------   ------------
     Total noninterest income                            3,683             3,467                -          7,150

Noninterest expense
   Salaries and benefits                                 8,359             4,574                -         12,933
   Occupancy                                             2,810               521                -          3,331
   Legal and professional fees                             359               622                -            981
   Advertising                                             537               114                -            651
   Data processing                                         715               329                -          1,044
   Other expense                                         2,763             1,508              439          4,710
                                                 --------------    --------------     ------------   ------------
     Total noninterest expenses                         15,543             7,668              439         23,650
                                                 --------------    --------------     ------------   ------------

   Income before federal income tax                      7,613             3,468               42         11,123

   Federal income tax                                    2,497             1,037               15          3,549
                                                 --------------    --------------     ------------   ------------

   Net income                                    $       5,116    $        2,431      $        27    $     7,574
                                                 ==============    ==============     ============   ============

   Basic income per share                        $        1.12    $        18.01                     $      1.09
                                                 ==============    ==============                    ============

   Diluted income per share                      $        1.11    $        17.59                     $      1.08
                                                 ==============    ==============                    ============

        See notes to unaudited pro forma condensed combined financial statements.

3

Notes to Unaudited Pro Forma Condensed Combined Balance
Sheets and Statements of Income

NOTE 1

A comparison of the purchase price to the historical net assets acquired is summarized below:

Shares of Grand as of December 31, 2001                                                     134,959
Exchange ratio of Macatawa shares for Grand shares                                          17.5979
                                                                                        -----------

Shares to be issued                                                                       2,374,995
                                                                                        ===========

Shares issued at market value of $16.75 per share                                       $39,781,000
Fair market value of Macatawa stock options issued to replace Grand stock options         1,015,000
Historical net assets acquired                                                          (17,036,000)
                                                                                        -----------

Excess of purchase price over historical net assets acquired                            $23,760,000
                                                                                        ===========

Each share of Grand common stock that is issued and outstanding immediately prior to the Effective Time of the Merger will be canceled and converted, by virtue of the Merger and without any further action, into the right to receive 17.5979 shares of Macatawa common stock, except that rather than issue fractional shares, Macatawa will pay cash or cash equivalent for such fractional shares. The value of the converted options is dependent upon the price per share of Macatawa common stock, the weighted average converted exercise price of the options, interest rates and the amount of variability in the price per share of Macatawa common stock.

NOTE 2

Since the final determination of adjustments to assets and liabilities will be made based on the fair values as of the Effective Time of the Merger and after evaluations of the values are complete, the final amounts may differ from the estimates provided herein.

4

NOTE 3

The calculation of goodwill is as follows:

Shares to be issued                                                                           2,374,995
Market price                                                                               $      16.75
                                                                                          -------------
                                                                                             39,781,000
Value of converted Grand stock options                                                        1,015,000
                                                                                          -------------
Proceeds                                                                                     40,796,000

Add:
     PAA - deposits, net of tax                                                               1,396,000
     PAA - FHLB advances, net of tax                                                            436,000
     PAA - Value of phantom stock benefit acceleration, net of tax                              379,000

Less:
     Core deposit intangible, net of tax                                                     (2,416,000)
     PAA - HTM securities, net of tax                                                          (132,000)
     PAA - Loans, net of tax                                                                 (1,740,000)
     Book value of Grand                                                                    (17,036,000)
                                                                                          -------------

Goodwill                                                                                   $ 21,683,000
                                                                                          =============

A pro forma adjustment for $379,000, net of taxes, has been recorded to goodwill to reflect the increased value of benefits under the Grand phantom stock plan as a result of the increased value of Grand’s common shares and acceleration of benefits due to the Merger. A corresponding liability has also been recorded.

NOTE 4

Purchase accounting adjustments (PAA), other than goodwill and accelerated benefits under the phantom stock plan, and their related deferred tax assets/liabilities are as follows:

         Item                              PAA                    Deferred Tax       Amortization period
                                                                 asset/(liability)

Securities held to maturity           $     200,000            $    (68,000)                3 years
Portfolio loans                           2,636,000                (896,000)                7 years
Core deposit intangible                   3,660,000              (1,244,000)                10 years
Interest bearing deposits                 2,115,000                 719,000                 3 years
FHLB Advances                               660,000                 224,000                 3 years

The amortization periods assumed for these purchase accounting adjustments are based upon the estimated remaining lives of the underlying assets and liabilities.

5

NOTE 5

A reconciliation of the numerators and denominators of pro forma basic and diluted earnings per share for the year ended December 31, 2001 are as follows:

                                                                                       2001
                                                                                       ----
Pro forma basic earnings per share
     Pro forma net income                                                          $7,574,000
                                                                                 ---------------
     Pro forma weighted average common shares outstanding                           6,949,589
                                                                                 ---------------
     Pro forma basic earnings per share                                            $     1.09
                                                                                 ---------------

Pro forma diluted earnings per share
     Pro forma net income                                                          $7,574,000
                                                                                 ---------------
     Pro forma weighted average common shares outstanding                           6,949,589
     Add:  Dilutive effects of assumed exercises of stock options                      94,394
                                                                                 ---------------
     Pro forma weighted average common and dilutive potential
          common shares outstanding                                                 7,043,983
                                                                                 ---------------

     Pro forma diluted earnings per share                                          $     1.08
                                                                                 ===============

NOTE 6

Income tax expense on pro forma adjustments is reflected using a 34% tax rate.

6

EXHIBIT 99.3

348 South Waverly Road
Holland, MI 49423

NEWS RELEASE NASDAQ national Market: FOR RELEASE: DATE: CONTACT:	MCBC Immediate April 1, 2002 Macatawa Bank Corporation Philip J. Koning, President 616.820.1429 Steven L. Germond, Chief Financial Officer 616.820.1862

MACATAWA BANK CORPORATION AND GRAND BANK FINANCIAL CORPORATION COMPLETE MERGER

Holland, Michigan – Macatawa Bank Corporation announced today the completion effective April 1, 2002, of the merger of Grand Bank Financial Corporation into Macatawa Bank Corporation. As a result of the merger, Grand Bank became a subsidiary of Macatawa Bank Corporation.

With the completion of the merger, Macatawa Bank and Grand Bank together operate from 16 locations in Holland, Grand Rapids and other communities in West Michigan. “This merger will solidify our position in the West Michigan market, and accelerate our growth in the second largest banking market in Michigan,” commented Benj. A. Smith III, Chairman and CEO of Macatawa Bank Corporation. “Grand Bank shares our commitment to customers, employees and the community,” continued Smith, “so the integration of our organizations is progressing smoothly.” Thomas J. Wesholski, President of Grand Bank, added “We are excited about the completion of the merger and look forward to continuing as a community bank providing personal service to our customers. We also look forward to expanding our branch network to better serve the greater Grand Rapids community.” Grand Bank will continue to conduct banking operations under the Grand Bank name at its current location, as well as future locations.

Shareholders of Grand Bank Financial Corporation received 17.5979 shares of Macatawa Bank Corporation common stock for each outstanding share of Grand common stock, for a total of approximately 2,375,000 Macatawa shares.

Macatawa Bank Corporation now has two wholly owned subsidiary banks, Macatawa Bank and Grand Bank, with pro forma as of December 31, 2001, total assets of approximately $962 million, total deposits of approximately $750 million and total loans of approximately $769 million.